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                    THRIFT MANAGEMENT, INC. AND SUBSIDIARIES

Exhibit 10.1 -- PURCHASE AGREEMENT DATED JUNE 22, 2001, BETWEEN THRIFT
                MANAGEMENT, INC. AND THRIFT VENTURES INC.

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                               PURCHASE AGREEMENT

                                     BETWEEN

                             THRIFT MANAGEMENT, INC.

                                       AND

                              THRIFT VENTURES INC.


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                                TABLE OF CONTENTS
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ARTICLE I             SALE OF ASSETS.............................................................................1

         1.1      Sale of Acquired Assets........................................................................1

         1.2      Limited Assumption of Obligations and Liabilities..............................................2

         1.3      Consents.......................................................................................2

         1.4      Shareholders' Approval.........................................................................2

ARTICLE II            PURCHASE PRICE.............................................................................2

         2.1      Purchase Price.................................................................................2

         2.2      Security Agreement.............................................................................3

ARTICLE III           CLOSING....................................................................................3

         3.1      Closing........................................................................................3

         3.2      Procedure......................................................................................3

         3.3      Further Acts...................................................................................3

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF SELLER...................................................3

         4.1      Organization and Standing of Seller and the Subsidiaries.......................................3

         4.2      Corporate Action...............................................................................3

         4.3      Title to and Condition of Acquired Assets......................................................4

         4.4      SEC Reports....................................................................................4

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................4

         5.1      Standing of Purchaser..........................................................................4

         5.2      Authority......................................................................................4

         5.3      Access to Information..........................................................................4

         5.4      Purchaser's Knowledge and Experience...........................................................5

         5.5      Investment Purpose.............................................................................5

         5.6      Limitations on Dispositions....................................................................5

         5.7      Litigation.....................................................................................5

         5.8      Misstatement or Omissions......................................................................5

ARTICLE VI            POST-CLOSING COVENANTS OF SELLER AND PURCHASER.............................................6

         6.1      Seller's Post-Closing Covenants................................................................6

                  (a)      Competition...........................................................................6

                  (b)      Confidentiality.......................................................................6

         6.2      Purchaser's Post-Closing Covenants.............................................................6

                  (a)      No Change to Subsidiaries.............................................................6
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                  (b)      Fulfillment of Subsidiaries' Obligations..............................................6

                  (c)      Maintenance of Insurance..............................................................7

                  (d)      Management of Seller..................................................................7

                  (e)      Fees and Expenses.....................................................................7

ARTICLE VII           CONDITIONS TO CLOSING......................................................................7

         7.1      Conditions to Purchaser's Obligations..........................................................7

         7.2      Conditions to Seller's Obligations.............................................................8

ARTICLE VIII          SURVIVAL; INDEMNIFICATION..................................................................8

         8.1      Survival of Representations and Warranties.....................................................8

         8.2      Indemnification by Purchaser...................................................................8

         8.3      Indemnification Procedure......................................................................9

ARTICLE IX            TERMINATION...............................................................................10

         9.1      Termination...................................................................................10

         9.2      Effect of Termination.........................................................................10

ARTICLE X             MISCELLANEOUS.............................................................................10

         10.1     Notices.......................................................................................10

         10.2     Entire Agreement..............................................................................11

         10.3     Amendment.....................................................................................11

         10.4     Binding Effect; Assignment....................................................................11

         10.5     Choice of Law.................................................................................11

         10.6     Waiver........................................................................................11

         10.7     Attorneys' Fees...............................................................................11

         10.8     Enforcement...................................................................................11

         10.9     Counterparts..................................................................................11

EXHIBITS

         A        Bill of Sale

         B        Assignment and Assumption Agreement

         C        Promissory Note

         D        Stock Pledge and Security Agreement

         E        Escrow Agreement


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                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement") is entered into as of this 22nd day of June, 2001, between Thrift Management Inc., a Florida corporation ("Seller"), and Thrift Ventures Inc., a Florida corporation ("Purchaser").

                                    RECITALS

         WHEREAS, Seller is primarily engaged in the business of operating retail thrift stores and collecting merchandise donated to certain charities (the "Business");

         WHEREAS, Seller conducts and manages the Business through the following subsidiaries: Thrift Shops of South Broward, Inc., a Florida corporation; Thrift Shops of West Dade, Inc., a Florida corporation; Hallandale Thrift, Inc., a Florida corporation; North Broward Consignment, Inc., a Florida corporation; Thrift Shops of North Lauderdale, Inc., a Florida corporation; Hallandale Thrift Management, Inc., a Florida corporation; Thrift Retail, Inc., a Florida corporation; Thrift Export, Inc., a Florida corporation; Thrift Holdings, Inc., a Florida corporation; Collectiblesandart.com, Inc., a Florida corporation; and Thrift Management Canada, Inc., a Canada corporation (individually, a "Subsidiary," and collectively, the "Subsidiaries");

         WHEREAS, Seller is the sole owner of all of the issued and outstanding shares of capital stock of all of the Subsidiaries (collectively, the "Subsidiaries' Shares"); and

         WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser all of the assets of Seller used in the Business (the "Acquired Assets") upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and subject to the representations, warranties, covenants and conditions contained herein and for the consideration provided herein, the parties agree as follows:

                                   ARTICLE I

                                 SALE OF ASSETS

         1.1 SALE OF ACQUIRED ASSETS. Seller hereby sells, transfers and conveys to Purchaser, and Purchaser hereby acquires all of Seller's right, title and interest in, the Acquired Assets, which shall be effected by a bill of sale substantially in the form of EXHIBIT A hereto (the "Bill of Sale") together with stock powers and such other instruments as may be necessary or appropriate to assign all trademarks, copyrights, trade names, patents or service marks relating to the Business or the Acquired Assets, including any registrations or applications therefor. The Acquired Assets shall include:

                  (a) All outstanding capital stock of the Subsidiaries;

                  (b) All books, records, ledgers, files, documents, correspondence, customer lists, and other information relating to the Business, including, but not limited to, sales and advertising materials, sales and purchase correspondence, books of account and price lists;



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                  (c) All trademarks, copyrights, trade names, patents or
service marks relating to the Business, including any registrations or applications therefor, and the goodwill pertaining to any thereof;

                  (d) Any and all trade secrets and confidential information of, about, or relating to the Business;

                  (e) Any and all rights under equipment or real property leases, franchise agreements, sale agreements, employment agreements, license agreements, or any other type of agreements related to the Business (the "Contracts"); and

                  (f) All accounts receivable related to the Business.

         The Acquired Assets shall not include those assets identified on
SCHEDULE 1.1 hereto (the "Excluded Assets"), which shall be and remain owned solely by Seller.

         1.2 LIMITED ASSUMPTION OF OBLIGATIONS AND LIABILITIES. Purchaser shall assume the obligations of payment for all liabilities, debts or taxes of Seller (the "Assumed Liabilities"), except those listed on SCHEDULE 1.2 hereto (the "Excluded Liabilities"), which shall be and remain the exclusive obligations, liabilities and debts of Seller. The assignment and assumption of the Assumed Liabilities shall be effected by an assignment and assumption agreement substantially in the form of EXHIBIT B hereto (the "Assignment and Assumption Agreement").

         1.3 CONSENTS. Seller will use reasonable efforts to obtain any consent required to assign any Contracts or any other rights of any nature relating to Acquired Assets prior to the Closing Date.

         1.4 SHAREHOLDERS' APPROVAL. As soon as reasonably practicable following the date of this Agreement, Seller shall prepare and file with the Securities and Exchange Commission a proxy statement and forms of proxy as may be necessary or advisable to conduct a meeting of the shareholders of Seller. At such meeting, the shareholders shall consider and vote upon the transactions contemplated by this Agreement and such other matters as may be determined by Seller's Board of Directors. Purchaser agrees, for itself and its officers, directors and shareholders, and their affiliates, that all shares of Seller's voting capital stock beneficially owned by them shall all be voted for or against the approval hereof only in accordance with the vote of the majority of all remaining outstanding shares.

                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 PURCHASE PRICE. The total price to be paid by Purchaser to Seller for the Acquired Assets shall be One Million, One Hundred Seventy-Five Thousand Dollars ($1,175,000) (the "Purchase Price"). The Purchase Price shall be paid by Purchaser by the delivery to Seller at the Closing (as defined below) of a secured promissory note in the principal amount of $1,175,000, substantially in the form of EXHIBIT C hereto (the "Note"). There shall be no offset or deduction from the Purchase Price for any Assumed Liabilities.



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         2.2 SECURITY AGREEMENT. Purchaser's obligations under the Note shall be secured by a stock pledge and security agreement substantially in the form of EXHIBIT D hereto (the "Security Agreement"). At the Closing, Purchaser shall redeliver the certificates representing all of the Subsidiaries' Shares to the Escrow Agent designated therein, to be held in escrow subject to the terms of the Security Agreement and an escrow agreement substantially in the form of EXHIBIT E hereto (the "Escrow Agreement"), until the Note has been paid in full.

                                  ARTICLE III

                                     CLOSING

         3.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Broad and Cassel, 201 South Biscayne Boulevard, Suite 3000, Miami Florida 33131 on the date that is five business days following receipt of shareholder approval of the transactions contemplated by this Agreement ("Closing Date") or (ii) at such other time, date or place as the parties may agree in writing.

         3.2 PROCEDURE. At the Closing, each party shall deliver to the other party the documents required to be delivered pursuant to Article VII hereof and such other documents, instruments and certificates as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and certificates shall be reasonably satisfactory in form and substance to the counsel for the receiving party.

         3.3 FURTHER ACTS. Seller and Purchaser agree that each of them will, from time to time after Closing Date, when so reasonably requested by the other party, perform, execute and deliver or cause to be performed, executed and delivered all such further acts and documents necessary or appropriate to carry out the transactions contemplated by this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser, on and as of the date hereof, as follows:

         4.1 ORGANIZATION AND STANDING OF SELLER AND THE SUBSIDIARIES. Seller and the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Seller has all requisite corporate power and authority to enter into and perform Seller's obligations under this Agreement.

         4.2 CORPORATE ACTION. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been fully authorized by all necessary corporate action, subject to receipt of approval of this Agreement and the transactions contemplated hereby by Seller's shareholders. The execution, delivery and performance of this Agreement will not result in a violation of Seller's or any Subsidiaries' Articles of Incorporation or Bylaws.



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         4.3 TITLE TO AND CONDITION OF ACQUIRED ASSETS. Seller has good and marketable title to all Acquired Assets, free and clear of any liens, charges, encumbrances and restrictions except as set forth on SCHEDULE 4.3 hereto. Seller has the right, power and authority to transfer and sell the Acquired Assets. Except as expressly set forth in this Article IV, Seller makes no representations or warranties whatsoever with respect to the Acquired Assets.

         4.4 SEC REPORTS. The unaudited financial statements included in Seller's quarterly report on Form 10-QSB for the quarter ended April 1, 2001 (the "April 1, 2001 Financial Statements"), a copy of which is attached hereto as SCHEDULE 4.4, to the best of Seller's knowledge: (a) comply in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder;
(b) present fairly the results operation of Seller and its Subsidiaries for the period covered; and (c) are correct and complete in all material respects. As of the date of this Agreement, to the best of Seller's knowledge there have been no material changes in the Seller's financial condition or results of operations from that reflected in the April 1, 2001 Financial Statements, other than in the ordinary course of business.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller, on and as of the date hereof, as follows:

         5.1 STANDING OF PURCHASER. The sole shareholder of Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         5.2 AUTHORITY. Purchaser has the right, power, legal capacity and authority to enter into and perform Purchaser's obligations under this Agreement and under any other agreement or instrument to be delivered pursuant to this Agreement. The execution, delivery and performance of this Agreement and any agreement or instrument to be delivered pursuant to this Agreement will not result in a violation of any agreement, indenture, mortgage, note, bond, license, lease or any other obligation or commitment of Purchaser, or any judgment, order or decree to which Purchaser is a party or may otherwise be subject.

         5.3 ACCESS TO INFORMATION. The sole shareholder of Purchaser has received, read carefully and is familiar with this Agreement. The sole shareholder of Purchaser is the principal shareholder of Seller and has served as Seller's Chairman of the Board, Chief Executive Officer and President since the commencement of Seller's operations; is familiar with Seller's financial condition and all other matters relating to the Business; has received from Seller all materials that have been requested; has had a reasonable opportunity to ask questions of Seller and its representatives; and Seller has answered all of Purchaser's inquiries. The sole shareholder of Purchaser has had access to all additional non-confidential information necessary, in his judgment, to evaluate the merits and risks of the transactions contemplated by this



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Agreement. Purchaser acknowledges that Seller has made no representations or warranties of any kind to Purchaser regarding the financial condition, results of operations or the prospects of Seller, the Business or any of the Subsidiaries.

         5.4 PURCHASER'S KNOWLEDGE AND EXPERIENCE. The sole shareholder of Purchaser (a) has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect his interests, (b) understands the various risks of the transactions contemplated hereby, and (c) confirms that Purchaser and he have been represented by separate counsel in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby.

         5.5 INVESTMENT PURPOSE. Purchaser will acquire Subsidiaries' Shares for Purchaser's own account and investment purpose and not with a view to the sale or distribution thereof.

         5.6 LIMITATIONS ON DISPOSITIONS. Purchaser has been advised by Seller that none of the Subsidiaries' Shares have been registered under the Securities Act or applicable state securities law and that such shares will be sold in a transaction exempt therefrom. Purchaser acknowledges that it is familiar with the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Subsidiaries' Shares. Purchaser understands that an opinion of counsel and other documents may be required to transfer the Subsidiaries' Shares. Purchaser acknowledges that the Subsidiaries' Shares shall be subject to stop transfer orders and any certificates evidencing such shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or foreign securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (2) the Company receives an opinion of counsel, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred without an effective registration statement under the Securities Act or applicable state securities laws."

         5.7 LITIGATION. Except as set forth in SCHEDULE 5.7 hereto, there are no actions, suits, legal or administrative proceedings, or governmental investigations existing, pending or affecting or, to the knowledge of Purchaser, threatened against Purchaser or any of its properties or assets, nor are there any judgments, decrees, orders, rulings, writs or injunctions specifically referring to Purchaser or his properties or assets that may materially and adversely affect the transactions contemplated by this Agreement.

         5.8 MISSTATEMENT OR OMISSIONS. No representation or warranty by Purchaser in this Agreement, and no agreement, instrument, exhibit, schedule or certificate furnished or delivered or to be furnished or delivered by Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement or a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.



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                                   ARTICLE VI

                 POST-CLOSING COVENANTS OF SELLER AND PURCHASER

         6.1 SELLER'S POST-CLOSING COVENANTS. Seller hereby covenants and agrees with Purchaser from and after the Closing Date as follows

                  (a) COMPETITION. Seller agrees that for a period of 24 months from the date of this Agreement, Seller shall not for itself or on behalf of any person, partnership, trust, corporation, or entity other than Purchaser, engage in the business of operating retail thrift stores and collecting charitable donations in the State of Florida. If, in any judicial proceeding, a court shall refuse to enforce this Section, whether because the time limit is too long or because the restrictions on the geographic area or scope of business are broader than is necessary to protect the Business of Purchaser, this Section shall be deemed modified to the extent necessary to make it enforceable.

                  (b) CONFIDENTIALITY. Seller acknowledges and agrees that Seller is privy to confidential and proprietary information relating to the Business, including, but not limited to, financial, customer, supplier, marketing, personnel and technical information, and that disclosure of such information would be damaging to Purchaser. Therefore, Seller agrees not to disclose to any third party, and to make any commercial use of, any information of, about, or relating to the Business, unless such information (i) was public knowledge prior to the date of this Agreement, or (ii) becomes public knowledge after the date of this Agreement other than as a result of disclosure by Seller.

         6.2 PURCHASER'S POST-CLOSING COVENANTS. Purchaser hereby covenants and agrees with Seller from and after the Closing Date until the Note is paid in full and all of Purchaser's obligations thereunder and under the Security Agreement are satisfied, as follows:

                  (a) NO CHANGE TO SUBSIDIARIES. Purchaser shall maintain the corporate existence of each of the Subsidiaries in full force and effect, and shall not without Seller's prior written consent: (i) effect any mergers, consolidations or reorganizations involving any one or more of the Subsidiaries, or (ii) sell any assets of any of the Subsidiaries other than in the ordinary course of business.

                  (b) FULFILLMENT OF SUBSIDIARIES' OBLIGATIONS. Certain of the Subsidiaries are parties to a Promissory Note dated March 15, 2001 and a related Security Agreement dated as of March 15, 2001, both given by Thrift Shops of South Broward, Inc., Thrift Shops of West Dade, Inc., Hallandale Thrift, Inc., North Broward Consignment, Inc., Thrift Shops of North Lauderdale, Inc., Thrift Retail, Inc., in favor of Richard Tavano and Thomas Kelly (the "Subsidiaries' Note and Security Agreement"). Purchaser agrees and confirms that it will cause such Subsidiaries to fulfill their obligations under the Subsidiaries' Note and Security Agreement, and further agrees that if an "event of default" occurs thereunder, Purchaser shall within five business days of such event of default
(i) replace all inventory to be sold to satisfy all obligations under the



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Subsidiaries' Note and Security Agreement or (ii) provide other collateral of a type and amount reasonably satisfactory to Seller and the other parties to the Subsidiaries' Note and Security Agreement. If Purchaser does not satisfy its obligations under this Section, Marc Douglas, as the guarantor of the Subsidiaries' obligations under the Subsidiaries' Note and Security Agreement, agrees that he shall immediately, without notice or further demand, pay all such obligations in full.

                  (c) MAINTENANCE OF INSURANCE. Purchaser shall maintain in full force and effect all policies of insurance applicable to the Subsidiaries' operations as conducted following the Closing Date, in such amounts, types and coverages as are consistent with the insurance policies maintained prior to the Closing Date and with prudent business practices.

                  (d) MANAGEMENT OF SELLER. Marc Douglas agrees that, effective as of the Closing Date, he will resign as a director and executive officer of Seller, but that he will provide such administrative assistance to Seller as may be reasonably requested from time to time following the Closing Date.

                  (e) FEES AND EXPENSES. Purchaser agrees that it will bear all expenses of Seller and Purchaser (including, without limitation, legal, accounting, consulting and other professional fees and expenses) incurred in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. Purchaser agrees to reimburse Seller for any such expenses paid by Seller prior to the Closing Date, promptly upon request by Seller.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) The representations and warranties set forth in Article IV hereof shall be true and correct as of the Closing Date;

                  (b) Seller shall have performed in all material respects all of the covenants required to be performed and complied with under this Agreement;

                  (c) On the Closing Date, Seller shall execute and deliver to
Purchaser:

                           (i) certificates evidencing the Subsidiaries' Shares,
accompanied by duly executed stock powers;

                           (ii) certificates of good standing for Seller and
each of the Subsidiaries;

                           (iii) evidence of approval by Seller's shareholders
of the transactions contemplated by this Agreement;

                           (iv) the Bill of Sale;


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                           (v) the Assignment and Assumption Agreement;

                           (vi) the Security Agreement;

                           (vii) copies of all consents relating to Contracts or
any other of the Acquired Assets required by Section 1.3 hereof; and

                           (viii) the Escrow Agreement.

                  (d) Seller shall have received the opinion of Capitalink, L.C., in form and substance satisfactory to it in its sole discretion, that the transactions contemplated by this Agreement are fair to the shareholders of Seller.

         7.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) The representations and warranties set forth in Article V hereof shall be true and correct as of the Closing Date;

                  (b) Purchaser shall have performed in all material respects all of the covenants required to be performed and complied with under this Agreement;

                  (c) On the Closing Date, Purchaser shall execute and deliver to Seller:

                           (i) the Assignment and Assumption Agreement;

                           (ii) the Note;

                           (iii) the Security Agreement, with redelivery of the
certificates representing the Subsidiaries' Shares to Escrow Agent pursuant to the terms thereof; and

                           (iv) the Escrow Agreement; and

                  (d) The shareholders of Seller shall have approved the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and indemnities contained herein shall survive the Closing Date for a period of 36 months, unless otherwise specifically stated herein.

         8.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and hold harmless Seller, its respective successors and assigns, against any and all loss, injury, liability, claim, damage or expense (including, without limitation, reasonable attorneys' fees) incurred or sustained by Seller or its respective successors and assigns resulting from any of the following:



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                  (a) any inaccuracy in, or breach or violation of, the
representations, warranties covenants of Purchaser contained in this Agreement, whether or not such inaccuracy or breach or violation was known to, or should have been known by, Seller on the date of this Agreement, the intention of the parties hereto being that Purchaser shall be completely responsible for, and Seller shall be conclusively deemed to have relied upon, such representations, warranties and covenants in the consummation of the transactions contemplated hereby;

                  (b) any suits, actions or claims relating to the conduct of the Business or the activities of Purchaser prior to or after the Closing Date;

                  (c) any misrepresentation or omission (whether negligent or otherwise) in any exhibit, schedule, certificate, document or other instrument required to be furnished in accordance with the provisions of this Agreement; and

                  (d) any losses attributable to (i) federal, state, local and foreign taxes of Seller and any assessments, fees, interest, penalties and other governmental charges related to taxes, earnings, income, deductions or credits of Seller and (ii) federal or Florida state, county or local taxes that in each case relate to the conduct of the Business prior to the Closing Date or that arise out of the consummation of the transactions contemplated by this Agreement, including without limitation, any sales, use, value added or other similar tax arising with respect to or as a result of or in connection with the transactions contemplated by this Agreement.

         8.3 INDEMNIFICATION PROCEDURE. Whenever any claims shall arise for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") of the claim and, when known, the facts constituting the basis for such claim. If any claim for indemnification hereunder results from or is in connection with any claim by a person who is not a party to this Agreement ("Third Party Claim"), such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Indemnitee shall give Indemnitor prompt notice of any such claim and Indemnitor shall undertake the defense thereof by counsel of its own choosing, reasonably satisfactory to Indemnitee, at the expense of Indemnitor. Indemnitee shall have the right to participate in any such defense of a Third Party Claim with counsel of its own choosing, at its own expense. If Indemnitor, within a reasonable time after notice of any such Third Party Claim, fails to undertake such defense, Indemnitee or any subsidiary or affiliate of Indemnitee shall have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, Indemnitor, at the expense and risk of Indemnitor. Indemnitor shall not, without Indemnitee's written consent, settle or compromise any such Third Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to Indemnitee or Indemnitee's subsidiaries or affiliates, as the case may be, an unconditional release from all liability in respect of such Third Party Claim. Notwithstanding any provisions herein to the contrary, failure of Indemnitee to give any notice required by this Section shall not constitute a waiver of Indemnitee's right to indemnification or a defense to any claim by Indemnitee hereunder.



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                                   ARTICLE IX

                                   TERMINATION

         9.1 TERMINATION. This Agreement may be terminated at any time prior to
Closing:

                  (a) By the mutual consent of Purchaser and Seller;

                  (b) By Purchaser (i) in the event of a material breach or default by Seller under the terms of this Agreement; or (ii) if the Closing has not occurred on or before October 31, 2001 for any reason other than a material default by Purchaser in its obligations hereunder;

                  (c) By Seller (i) in the event of a material breach or default by Purchaser under the terms of this Agreement; or (ii) if the Closing has not occurred on or before October 31, 2001 for any reason other than a material default by Seller in its obligations hereunder.

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1(a), this Agreement shall become void and there shall be no liability on the part of either Purchaser or Seller.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.

If to Seller:             Thrift Management, Inc.
                          Attn: Jay M. Haft, Director
                          3141 W. Hallandale  Beach Boulevard
                          Hallandale, Florida 33009

With a copy to:           Nina S. Gordon, P.A.
                          Broad and Cassel
                          201 South Biscayne Boulevard
                          Suite 3000
                          Miami, Florida 33131

If to Purchaser to:       Marc Douglas
                          2920 Paddock Road
                          Fort Lauderdale, Florida 33331

With a copy to:           Fred Lickstein, Esq.
                          Fowler White Burnett Hurley Banick & Strickroot P.A.
                          Bank of America Tower
                          100 S.E. 2nd Street
                          Miami, Florida 33131

         10.2 ENTIRE AGREEMENT. This Agreement and the schedules and exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

         10.3 AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         10.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         10.5 CHOICE OF LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Florida.

         10.6 WAIVER. The failure of any party at any time to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         10.7 ATTORNEYS' FEES. If any party brings an action in connection with the performance, breach or interpretation of this Agreement, or in any action related to the transactions contemplated hereby, the prevailing party in such action shall be entitled to recover from the losing party in such action all reasonable costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting and other costs reasonably incurred or related to such litigation.

         10.8 ENFORCEMENT. The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be PER SE deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

         10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                             SELLER:

                             THRIFT MANAGEMENT, INC.

                             By: /s/ Jay M. Haft
                                 ----------------------------------------------
                                 Jay M. Haft, Director

                             By: /s/ Howard L. Rothchild
                                 ----------------------------------------------
                                 Howard L. Rothchild, Director

                             PURCHASER:

                             THRIFT VENTURES INC.

                             By:    /s/ Marc Douglas
                                    -------------------------------------------
                             Name:  Marc Douglas

                             Title: Chief Executive Officer and President

                             /s/ Marc Douglas
                             --------------------------------------------------
                             *Marc Douglas, as sole shareholder of Thrift
                              Ventures Inc.



                             *As to Sections 1.4 and 6.2 and Article V only.

                                  SCHEDULE 1.1

                                 EXCLUDED ASSETS

         Pursuant to Section 1.1 of the Agreement, the following are the Excluded Assets:

         1.       Cash in the amount of $50,000.

         2. Directors' and officers' liability insurance policy, policy no. NDO 0001037 with United National Insurance Co., expiring March 24, 2002, including the prepaid monthly premiums totaling $4,013 for the months of February 2002 and March 2002.

         3. Net operating losses of up to $1,198,000 (as of Seller's fiscal year ended December 31, 2000).

                                  SCHEDULE 1.2

                              EXCLUDED LIABILITIES

         Pursuant to Section 1.2 of the Agreement, the following are the Excluded Liabilities:

         1. Eight remaining monthly payments of $2,013.25 each (totaling $16,106.00) for the remaining premium due on the directors' and officers' liability insurance policy, policy no. NDO 0001037, with United National Insurance Co.

         2. Consulting Agreement dated April 26, 2001, between Seller and G-V Capital Corp.

                                  SCHEDULE 4.3

                    TITLE TO AND CONDITION OF ACQUIRED ASSETS



         1. Certain assets of the Subsidiaries are subject to a security interest created by the Security Agreement, dated as of March 15, 2001, given by Thrift Shops of South Broward, Inc., Thrift Shops of West Dade, Inc., Hallandale Thrift, Inc., North Broward Consignment, Inc., Thrift Shops of North Lauderdale, Inc., Thrift Retail, Inc., in favor of Richard Tavano and Thomas Kelly.

                                  SCHEDULE 4.4

                                   SEC REPORTS



Quarterly report on Form 10-QSB for the quarter ended April 1, 2001.

                                  SCHEDULE 5.7

                                   LITIGATION

None.

                                    EXHIBIT A

                                  BILL OF SALE

         THIS BILL OF SALE (the "Bill of Sale") is made and entered into as of _____________, 2001 by Thrift Management, Inc., a Florida corporation ("Seller"), in favor of Thrift Ventures Inc., a Florida corporation ("Purchaser").

         Seller and Purchaser have entered into that certain Purchase Agreement dated as of June ___, 2001 (the "Purchase Agreement"), pursuant to which this Bill of Sale is being delivered. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         FOR VALUABLE CONSIDERATION as set forth in the Purchase Agreement, Seller hereby sells, transfers, assigns and delivers to Purchaser all of the Acquired Assets (as defined in the Purchase Agreement), upon the terms and subject to the conditions set forth in the Purchase Agreement.

         Seller hereby warrants that it is the owner of and has good title to each and all of the Acquired Assets, free and clear of all liens, security interests, claims, restrictions, easements and encumbrances of any nature whatsoever, subject to the security interest granted in that certain Security Agreement dated as of March 15, 2001 given by Thrift Shops of South Broward, Inc., Thrift Shops of West Dade, Inc., Hallandale Thrift, Inc., North Broward Consignment, Inc., Thrift Shops of North Lauderdale, Inc., and Thrift Retail, Inc. in favor of Richard Tavano and Thomas Kelly. The transfer of the Acquired Assets contemplated by this Bill of Sale shall occur and be effective, and Purchaser shall have full ownership of and power over all of the Acquired Assets, immediately upon delivery of this Bill of Sale by Seller to Purchaser.

         This Bill of Sale shall constitute an assignment of Seller's entire right, title and interest in any Acquired Assets for which an assignment is necessary or appropriate to transfer such right, title and interest.

         Seller, at any time after the date of this Bill of Sale, shall execute, acknowledge and deliver any further documents or instruments of transfer or assignment reasonably requested by Purchaser and shall take such further actions consistent with the terms of this Bill of Sale and the Purchase Agreement that may be reasonably requested by Purchaser for the purpose of granting and confirming to Purchaser, or reducing to Purchaser's possession, any or all of the Acquired Assets.

         Seller hereby constitutes and appoints Purchaser, and its successors and assigns, the true and lawful attorney of Seller, with full power of substitution, for Seller and in Seller's name, place and stead by and on behalf of and for the benefit of Purchaser, and its successors and assigns, to (i) demand and receive from time to time the Acquired Assets hereby assigned, transferred and conveyed, and to give receipts and releases for and in respect of the same and any part thereof, and (ii) to execute any instrument of assignment necessary or advisable to accomplish the purposes of this Bill of Sale. Seller hereby declares that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Seller in any manner or for any reason.

                           Page 1 of 2 of Bill of Sale

         This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the date first written above.

                                        SELLER:

                                        THRIFT MANAGEMENT, INC.



                                        By:
                                             ----------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                                -------------------------------




                           Page 2 of 2 of Bill of Sale

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is entered into as of ___________________, 2001, between Thrift Management, Inc., a Florida corporation ("Seller"), and Thrift Ventures Inc., a Florida corporation ("Purchaser").

                                    RECITALS:

         WHEREAS, Seller and Purchaser have entered into that certain Purchase Agreement dated as of June ___, 2001 (the "Purchase Agreement"); and

         WHEREAS, pursuant to the Purchase Agreement, Seller desires to transfer and assign to Purchaser, and Purchaser agrees to assume, all of the Assumed Liabilities as defined in Section 1.2 of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                     TERMS:

         1. CAPITALIZED TERMS. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

         2. ASSIGNMENT. Seller hereby assigns, and Purchaser hereby agrees to assume, pay, perform and discharge when due, become responsible for, incur or succeed to the Assumed Liabilities as defined in the Purchase Agreement, all in accordance with their respective terms and subject to their respective conditions.

         3. PURCHASE AGREEMENT UNMODIFIED. Nothing contained in this Assignment shall supersede or modify any of the obligations, agreements, representations, covenants or warranties of Purchaser or Seller contained in the Purchase Agreement, which is incorporated herein by reference.

         4. MISCELLANEOUS.

                  (a) NOTICES. All notices, requests, demands and other communications provided for in this Assignment shall be given in accordance with
Section 10.1 of the Purchase Agreement.

                  (b) ADDITIONAL ACTS. Each party hereby agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the purposes of this Assignment.

                  (c) GOVERNING LAW. This Assignment shall be interpreted, construed and enforced in accordance with the laws of the State of Florida.



               Page 1 of 2 of Assignment and Assumption Agreement

                  (d) NO THIRD-PARTY BENEFICIARIES. No person shall be deemed to possess any third-party beneficiary right pursuant to this Assignment. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Assignment.

                  (e) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Assignment will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Assignment will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  (f) AMENDMENT. This Assignment may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                  (g) SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns.

                  (h) COUNTERPARTS. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment on the day and year first above written.

                                     SELLER:

                                     THRIFT MANAGEMENT, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     PURCHASER:

                                     THRIFT VENTURES INC.

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

               Page 2 of 2 of Assignment and Assumption Agreement

                                    EXHIBIT C

                                 PROMISSORY NOTE

U.S. $1,175,000                                     Dated as of ________, 2001

         FOR VALUE RECEIVED, Thrift Ventures Inc., a Florida corporation ("Purchaser"), hereby promises to pay to the order of Thrift Management, Inc., a Florida corporation ("Seller"), the total principal sum of One Million One Hundred Seventy-Five Thousand Dollars ($1,175,000), together with interest thereon as hereinafter provided. Seller hereby directs that all payments hereunder shall be made at 3141 W. Hallandale Beach Boulevard, Hallandale, Florida 33009, or at such other location as reasonably directed in writing from time to time by Seller. This Note shall bear interest per annum until paid at a rate equal to ____% [the Prime Rate plus 1.5% as of the date of this Note]. Interest shall accrue from the date of this Note and shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

         This Note is delivered pursuant to and is subject to the terms of that certain Purchase Agreement dated as of June ___, 2001 (the "Purchase Agreement") between Seller and Purchaser, and it is further subject to the terms of that certain Stock Pledge and Security Agreement dated as of the date hereof (the "Security Agreement") between Seller and Purchaser and that certain Escrow Agreement dated as of the date hereof (the "Escrow Agreement") between Seller, Purchaser and _______________, as Escrow Agent.

         The principal amount hereof, together with accrued and unpaid interest, shall be due and payable on the third anniversary of the date of this Note (the "Maturity Date"). Accrued interest shall be payable in arrears as follows: (i) an initial payment of accrued interest on the first anniversary of the date of this Note; (ii) seven additional quarterly payments of accrued interest thereafter; and (iii) a final payment of accrued interest on the Maturity Date. The principal amount of this Note shall be payable in four equal quarterly installments during the third year of this Note, with the first quarterly payment of principal due at the end of the first calendar quarter of such third year and the last quarterly payment of principal due on the Maturity Date. Each such date of payment of principal or interest is referred to herein as a "Due Date."

         In the event that (i) Purchaser shall sell any of Acquired Assets (as defined in the Purchase Agreement) other than in the ordinary course of business, or (ii) Purchaser or a shareholder of Purchaser shall sell an interest in Purchaser (whether voting or non-voting, common stock, preferred stock or any security or debt instrument convertible into any of the foregoing) of more than 10% (such sale of Acquired Assets or of an interest in Purchaser is referred to herein as a "Sale Transaction"), then all of the proceeds of each such Sale Transaction shall first be applied toward the payment of the unpaid principal balance of this Note. In the event that Purchaser shall sell all of the Acquired Assets or shall sell capital stock of Purchaser constituting a controlling interest in Purchaser, then the entire unpaid principal balance of this Note shall be due and payable immediately upon consummation of such sale.

         All payments under this Note shall be made either (i) in lawful money of the United States of America; or (ii) at Purchaser's option, by surrendering to Seller shares of Seller's common stock currently beneficially owned by Purchaser or Purchaser's affiliates. If Purchaser elects to make any payment of principal by surrender of Purchaser's common stock to Seller, the number of


                         Page 1 of 4 of Promissory Note
shares to be surrendered shall be determined by dividing the amount of the principal amount to be paid by (a) 75% multiplied by (b) the average of the closing prices of Seller's common stock as reported by the OTC Bulletin Board for the 20 trading days immediately preceding the date of such principal payment.

         Purchaser may prepay this Note in whole or in part at any time, and from time to time, without being required to pay any penalty or premium for such privilege.

         Purchaser waives demand and presentment for payment, grace, notice of intent to accelerate, nonpayment and protest, and notice of dishonor of this Note.

         In the event that any payment required to be made by Purchaser under this Note shall not be received by Seller within two business days after its Due Date, Seller may demand a late charge of the lesser of (i) 12% of such delinquent payment or (ii) the highest rate permissible by applicable law. The foregoing right is in addition to and not in limitation of any other rights that Seller may have upon Purchaser's failure to make timely payment of any amount due hereunder.

         An "Event of Default" shall occur if any of the following shall have occurred and be continuing: (i) any payment required hereunder shall not be received by Seller within five business days following its Due Date; (ii) upon any other breach of this Note by Purchaser, which breach remains uncured 30 days after notice thereof is delivered by Seller to Purchaser; (iii) upon any breach by Purchaser of any of its obligations under the Purchase Agreement or the Security Agreement, which breach remains uncured 30 days after notice thereof is delivered by Seller to Purchaser; or (iv) upon filing of a petition in bankruptcy or a petition to take advantage of any insolvency act by Purchaser; upon making an assignment for the benefit of its creditors; upon commencement of a proceeding for the appointment of a receiver, trustee, liquidator or conservator for either Purchaser or for any substantial part of its property; upon filing of a petition or action seeking reorganization, arrangement or similar relief under federal bankruptcy laws or any other applicable laws or statutes of the United States or any state; or upon commencement of proceedings similar to the foregoing by any third or other parties against Purchaser, which proceedings are not dismissed within 60 days after commencement thereof. Upon the occurrence of an Event of Default, Seller shall have the right to declare the entire remaining principal balance of and accrued but unpaid interest on this Note immediately due and payable; to foreclose any liens and security interests securing payment hereof; and to exercise any of its other rights, powers and remedies under this Note, the Purchase Agreement or the Security Agreement, or at law or in equity.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation;
(iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.

                  If to Purchaser:        Thrift Ventures Inc.
                                          Attn:  Marc Douglas
                                          2920 Paddock Road
                                          Fort Lauderdale, Florida 33331

                  If to Seller:           Thrift Management, Inc.
                                          Attn: Jay M. Haft, Director
                                          3141 W. Hallandale Beach Boulevard
                                          Hallandale, Florida 33009


                         Page 2 of 4 of Promissory Note

         This Note shall be governed by and construed in accordance with the laws of the State of Florida.

         This Note may not be transferred or assigned to any other party, except that this Note may be transferred without Purchaser's consent to an affiliate of Seller, to a successor to Seller by merger, or to an acquiror of all or substantially all of Seller's assets.

         The failure of Seller at any time to require performance of any provision of this Note will in no manner affect the right to enforce the same. The waiver by Seller of any breach of any provision of this Note shall not be construed to be a waiver by Seller of any succeeding breach of that provision or a waiver by Seller of any breach of any other provision.

         If this Note is placed in the hands of an attorney for collection or collected through arbitration, bankruptcy or other judicial proceedings, of if suit is brought hereon, Purchaser agrees to pay, in addition to all other amounts owing hereunder, all reasonable expenses and costs of collection, including reasonable attorneys' fees and costs, incurred by Seller in connection with such collection or proceedings, including any appeals thereof.

          The invalidity, illegality or unenforceability of any provision or provisions of this Note shall not affect any other provision of this Note, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Note affect the balance of such provision. In the event that any one or more of the provisions contained in this Note or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Note shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         Capitalized terms used but not otherwise defined herein shall have the same meanings assigned to them in the Purchase Agreement.

         IN WITNESS WHEREOF, Purchaser has executed this Note as of the date first above written in Fort Lauderdale, Florida and has delivered this Note to Seller at its executive offices in Hallandale, Florida.

                            THRIFT VENTURES INC.

                            By:
                               ------------------------------------------------
                            Marc Douglas, Chief Executive Officer and President


                         Page 3 of 4 of Promissory Note

STATE OF FLORIDA           )
                           )ss:
COUNTY OF BROWARD          )

The foregoing instrument was acknowledged before me this ____ day of ____, 2001, by Marc Douglas as Chief Executive Officer and President of Thrift Ventures Inc. He is personally known to me or has produced __________________________as identification.

                                    __________________________________________
                                    Notary Public, State of _________
                                    Print name: ______________________________
                                    My commission expires: ___________________

                         Page 4 of 4 of Promissory Note

                                    EXHIBIT D

                       STOCK PLEDGE AND SECURITY AGREEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT (the "Security Agreement") is made as of this ___ day of ____, 2001, between Thrift Management, Inc., a Florida corporation ("Seller"), and Thrift Ventures Inc., a Florida corporation ("Purchaser").

                                    RECITALS:

         WHEREAS, Purchaser and Seller have entered into that certain purchase agreement dated as of June ____, 2001 (the "Purchase Agreement") pursuant to which Purchaser is acquiring substantially all of Seller's assets used in the conduct of its retail thrift store and charitable donation collection business (the "Acquired Assets"), including, without limitation, all of the issued and outstanding shares of capital stock (the "Subsidiaries' Shares") of Seller's wholly owned subsidiaries, Thrift Shops of South Broward, Inc., a Florida corporation; Thrift Shops of West Dade, Inc., a Florida corporation; Hallandale Thrift, Inc., a Florida corporation; North Broward Consignment, Inc., a Florida corporation; Thrift Shops of North Lauderdale, Inc., a Florida corporation; Hallandale Thrift Management, Inc., a Florida corporation; Thrift Retail, Inc., a Florida corporation; Thrift Export, Inc., a Florida corporation; Thrift Holdings, Inc., a Florida corporation; Collectiblesandart.com, Inc., a Florida corporation; and Thrift Management Canada, Inc., a Canada corporation (individually, a "Subsidiary," and collectively, the "Subsidiaries");

         WHEREAS, as payment for the Acquired Assets, Purchaser is delivering to Seller a secured promissory note of even date herewith in the principal amount of U.S. $1,175,000 (the "Note"); and

         WHEREAS, the parties desire to provide security for Purchaser's obligations under the Note and hereunder and to provide for the remedies of the parties if an "Event of Default" (as defined in the Note) occurs.

         NOW, THEREFORE, in consideration of these premises and subject to the representations, warranties, covenants and conditions contained herein, the parties agree as follows:

         1. SECURITY INTEREST IN ACQUIRED ASSETS.

                  a. As collateral security for the Note, Purchaser hereby pledges and grants to Seller a first priority lien on and security interest in and to, and agrees and acknowledges that Seller has, and shall continue to have, a security interest in and to, and collaterally assigns, transfers, pledges and conveys to Seller, all of Purchaser's right, title and interest in and to the following described collateral (the "Collateral") now owned or hereafter acquired, wherever located, howsoever arising or created, and whether now existing or hereafter arising, existing or created:


               Page 1 of 6 of Stock Pledge and Security Agreement

                  (i) the Acquired Assets (as defined in the Purchase Agreement) and all rights of Purchaser with respect thereto and all proceeds, income and profits therefrom;

                  (ii) all of Purchaser's distribution rights, income rights, liquidation interests, accounts, contract rights, general intangibles, notes, instruments, drafts and documents relating to the Acquired Assets; and

                  (iii) all substitutions, replacements, products, proceeds, income and profits arising from any of the foregoing, including, without limitation, insurance proceeds.

         b. The foregoing security interest (the "Security Interest") is granted as security only and shall not subject Seller to, or transfer or in any way affect or modify, any obligation or liability of Purchaser with respect to any of the Collateral.

         c. The Collateral shall secure the following obligations, indebtedness, and liabilities (whether at stated maturity, by acceleration or otherwise) (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Secured Indebtedness"):

                  (i) The Note and any other indebtedness (now or hereafter incurred) owed by Purchaser to Seller;

                  (ii) all reasonable costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by Seller to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Security Agreement; and

                  (iii) all extensions, renewals and modifications of any of the foregoing.

         d. Concurrently with the execution of this Security Agreement, Purchaser shall deliver to ________________, as escrow agent ("Escrow Agent") under that certain Escrow Agreement dated as of the date hereof (the "Escrow Agreement") among Seller, Purchaser and Escrow Agent, all the certificates representing the Subsidiaries' Shares endorsed in blank or accompanied by stock powers executed in blank (collectively, the "Escrowed Instruments"). Escrow Agent shall hold such Escrowed Instruments in its possession subject to the terms of the Escrow Agreement and this Security Agreement until full payment of the Note and the satisfaction of all of Purchaser's obligations thereunder and hereunder. In addition, Purchaser shall execute and deliver any and all financing statements necessary or advisable to perfect Seller's Security Interest in such of the Collateral as may be perfected by filing, and further agrees to and authorizes the filing of any and all such future amendments, continuations or additional filings as may be necessary or advisable to maintain the perfection of Seller's Security Interest in such Collateral. Purchaser hereby authorizes Seller to file all such financing statements and any amendments or continuations thereof without Purchaser's signature, to the extent permitted by applicable law.



               Page 2 of 6 of Stock Pledge and Security Agreement

         2. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

                  a. Purchaser is the sole owner of the Collateral and has the full right and authority to sell, pledge, transfer and assign the Collateral pursuant to the terms of this Security Agreement, free and clear of all claims, liens and encumbrances (except as created hereby and except as granted under that certain Security Agreement dated as of March 15, 2001 given by Thrift Shops of South Broward, Inc., Thrift Shops of West Dade, Inc., Hallandale Thrift, Inc., North Broward Consignment, Inc., Thrift Shops of North Lauderdale, Inc., and Thrift Retail, Inc. in favor of Richard Tavano and Thomas Kelly (the "Subsidiaries' Security Agreement") and such assignment and transfer is not contrary to or in conflict with any agreement to which Purchaser or the Acquired Assets are subject.

                  b. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Seller relating to this Security Agreement; and

                  c. The Security Agreement has been duly executed and delivered by Purchaser and is the legal and binding obligation of Purchaser enforceable in accordance with its terms except as limited by debtors' laws and general principals of equity.

         3. RIGHTS OF THE PURCHASER WITH RESPECT TO THE SUBSIDIARIES' SHARES PRIOR TO AN EVENT OF DEFAULT. So long as no Event of Default shall have occurred:

                  a. Purchaser shall be entitled (i) to vote the Subsidiaries' Shares and give consents, waivers and ratifications in respect thereof, and (ii) receive all regular cash dividends paid on account of the Subsidiaries' Shares; and

                  b. If Purchaser has entered into a definitive agreement for a Sale Transaction (as defined in the Note), Purchaser shall be entitled to obtain from Seller a release from this Security Agreement and all financing statements or other security agreements related thereto of the Acquired Assets to be sold in such Sale Transaction. Seller agrees to cooperate reasonably with Purchaser to timely provide such release in connection with the closing of the Sale Transaction upon receipt of copies of the definitive agreement and such other information as Seller may reasonably request.

         4. REMEDIES UPON AN EVENT OF DEFAULT.

                  a. Upon the occurrence of an Event of Default (as such term is defined in the Note), Seller shall have the right, in its discretion and without notice to Purchaser, to transfer to or register in the name of Seller the Collateral, including all of the Subsidiaries' Shares, and Purchaser shall fully cooperate with any such transfer or registration. Seller shall also have the right to exercise all other remedies afforded a secured party under the Uniform Commercial Code of Florida or any other applicable law with respect to the Collateral. Seller's rights and remedies shall be cumulative and concurrent; may be pursued against any or all of the Collateral, at the sole discretion of Seller; and may be exercised as often as occasion therefor shall arise, it being agreed by Purchaser that the exercise or failure to exercise any such rights or remedies shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse.


               Page 3 of 6 of Stock Pledge and Security Agreement

                  b. Upon the occurrence of an Event of Default (as such term is defined in the Note), Seller is authorized and empowered to apply any and all proceeds realized from the sale of all or any part of the Collateral in any foreclosure sale or other realization upon the Collateral as follows (as modified, if necessary, by the requirements of applicable law): (i) first, to the payment of all reasonable costs and expenses (including attorneys' fees) of any foreclosure and collection hereunder and all proceedings in connection therewith; (ii) then, to the reimbursement of Seller for all disbursements made by Seller for taxes, assessments or liens superior to the Security Interest and that Seller shall deem expedient to pay; (iii) then, to the reimbursement of Seller for any other disbursements made by, or reasonable expenses incurred by, Seller in accordance with the terms hereof; (iv) then, to the Secured Indebtedness, in any manner determined by Seller in its sole discretion; and (v) the remainder of such proceeds, if any, shall be paid to Purchaser. The foregoing application provisions shall apply not only to proceeds resulting from foreclosure but also to proceeds or distributions resulting from any other claim (including claims made in bankruptcy proceedings or under applicable insurance policies), action or proceeding to enforce or protect Seller's Security Interest in the Collateral.

         5. PURCHASER'S COVENANTS. Until the Secured Indebtedness is paid and satisfied in full, Purchaser shall:

                  a. Notify Seller of and defend the Collateral against any claims and demands of any parties;

                  b. Perform fully all obligations imposed upon it by any agreements or instruments concerning all or any part of the Collateral, and shall maintain in full force and effect all such agreements and instruments, and shall not amend or modify (or consent to any amendment or modification) of such agreements or instruments, without the prior written consent of Seller;

                  c. Perform fully all obligations imposed by the Subsidiaries' Security Agreement and the Promissory Note dated March 15, 2001 related thereto;

                  d. Not sell, transfer or convey any interest in or permit any lien or encumbrance to be created upon or with respect to any of the Collateral, except for the Security Interest created hereby or by the Subsidiaries' Security Agreement;

                  e. Pay all taxes and assessments upon the Collateral prior to the date of delinquency for payment of such taxes and assessments; and

                  f. At Purchaser's expense, at any time and from time to time, do, procure, execute and deliver all acts, assurances and other documents as may be reasonably requested by Seller to preserve the Seller's Security Interest in the Collateral.

         6. EXPENSES. Purchaser shall, upon demand, pay to Seller the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Seller may incur in connection with the exercise or enforcement of any of the rights of Seller hereunder or the failure by Purchaser to perform or observe any of the provisions hereof.



               Page 4 of 6 of Stock Pledge and Security Agreement

         7. SECURITY INTEREST ABSOLUTE. All rights of Seller and remedies of Seller hereunder, and all obligations of Purchaser hereunder, shall be absolute and unconditional irrespective of:

                  a. any lack of validity or enforceability of the Note or any other agreement or instrument relating to any of the Secured Indebtedness;

                  b. any change in the time, manner or place of payment of, or in any other term of, the Note, or any other amendment or waiver of or any consent to any departure from the Note;

                  c. any exchange, release or nonperfection of any Collateral;
or

                  d. any other circumstance that might otherwise constitute a defense available to, or a discharge of, Purchaser.

         8. TERMINATION. This Security Agreement shall terminate upon payment or satisfaction in full of the Secured Indebtedness in accordance with the terms thereof.

         9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.

                  If to Purchaser:        Thrift Ventures Inc.
                                          Attn:  Marc Douglas
                                          2920 Paddock Road
                                          Fort Lauderdale, Florida 33331

                  If to Seller:           Thrift Management, Inc.
                                          Attn:  Jay M. Haft, Director
                                          3141 W. Hallandale Beach Boulevard
                                          Hallandale, Florida 33009

         10. AMENDMENT. This Security Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         11. BINDING EFFECT. All of the terms, covenants, representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         12. GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


               Page 5 of 6 of Stock Pledge and Security Agreement

         13. WAIVER. The failure of Seller at any time to require performance of any provision of this Security Agreement will in no manner affect the right to enforce the same. The waiver by Seller of any breach of any provision of this Security Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         14. ATTORNEYS' FEES. Subject to the provisions of Section 6 hereof, if any party brings an action in connection with the performance, breach or interpretation of this Security Agreement, or in any action related to the Secured Indebtedness, the prevailing party in such action shall be entitled to recover from the losing party in such action all reasonable costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting and other costs reasonably incurred in or related to such litigation.

         15. SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Security Agreement will not affect any other provision of this Security Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Security Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Security Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Security Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         16. COUNTERPARTS. This Security Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, Purchaser and Seller have duly executed and delivered this Security Agreement as of the date first above written.

                                        SELLER:

                                        THRIFT MANAGEMENT, INC.

                                        By:
                                                -------------------------------
                                        Name:
                                                   ----------------------------
                                        Title:
                                                   ----------------------------


                                        PURCHASER:

                                        THRIFT VENTURES INC.

                                        By:
                                                -------------------------------
                                        Name:
                                                -------------------------------
                                        Title:
                                                -------------------------------

               Page 6 of 6 of Stock Pledge and Security Agreement

                                    EXHIBIT E

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Escrow Agreement") is entered into as of ______, 2001, among Thrift Management, Inc., a Florida corporation ("Seller"), Thrift Ventures Inc., a Florida corporation ("Purchaser"), and
_______________________________________ ("Escrow Agent").

                                    RECITALS:

         WHEREAS, Seller and Purchaser have entered into that certain Purchase Agreement dated as of ____________, 2001 (the "Purchase Agreement") pursuant to which Purchaser is acquiring substantially all of Seller's assets used in the conduct of its retail thrift store and charitable donation collection business (the "Acquired Assets"), including, without limitation, all of the issued and outstanding shares of capital stock (the "Subsidiaries' Shares") of Seller's wholly owned subsidiaries, Thrift Shops of South Broward, Inc., a Florida corporation; Thrift Shops of West Dade, Inc., a Florida corporation; Hallandale Thrift, Inc., a Florida corporation; North Broward Consignment, Inc., a Florida corporation; Thrift Shops of North Lauderdale, Inc., a Florida corporation; Hallandale Thrift Management, Inc., a Florida corporation; Thrift Retail, Inc., a Florida corporation; Thrift Export, Inc., a Florida corporation; Thrift Holdings, Inc., a Florida corporation; Collectiblesandart.com, Inc., a Florida corporation; and Thrift Management Canada, Inc., a Canada corporation (the "Subsidiaries");

         WHEREAS, as payment for the Acquired Assets, Purchaser is delivering to Seller a secured promissory note dated as of the date hereof in the principal amount of U.S.$1,175,0000 (the "Note");

         WHEREAS, pursuant to a Stock Pledge and Security Agreement dated as of the date hereof (the "Security Agreement") between Seller and Purchaser, Purchaser has granted to Seller a Security Interest in the Collateral (both as defined in the Security Agreement), which includes the Acquired Assets;

         WHEREAS, in order to perfect Seller's Security Interest in the Subsidiaries' Shares, Seller and Purchaser desire to provide for the escrow of the Subsidiaries' Shares; and

         WHEREAS, Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of these premises and subject to the representations, warranties, covenants and conditions contained herein, the parties agree as follows:

         1. ESTABLISHMENT OF ESCROW. Concurrently with the execution of this Escrow Agreement and the Security Agreement, Purchaser shall deliver to Escrow Agent all of the certificates representing the Subsidiaries' Shares, endorsed in blank or accompanied by stock powers executed in blank (collectively, the



                         Page 1 of 5 of Escrow Agreement

"Escrowed Instruments"), which certificates are identified on EXHIBIT A hereto. Upon receipt of the Escrowed Instruments, Escrow Agent shall deposit the Escrowed Instruments into a vault or other appropriate secure place for safekeeping, and shall hold such Escrowed Instruments in its possession subject to the terms of this Escrow Agreement and the Security Agreement.

         2. ESCROW PERIOD.

                  a. The escrow arrangement contemplated by this Escrow Agreement shall be terminated and the Escrowed Instruments shall be delivered to Purchaser upon satisfaction in full of all of Purchaser's obligations under the Security Agreement. Upon satisfaction in full of such obligations, Purchaser shall deliver written notice thereof to Seller and Escrow Agent. If, within five business days from the receipt of such notice, Seller has not objected to the release of the Escrowed Instruments from escrow, Escrow Agent shall immediately deliver the Escrowed Instruments to Purchaser. Escrow Agent shall thereafter be discharged and have no liability or obligation to any person.

                  b. Upon an Event of Default (as defined in the Note), Seller shall have the right to deliver notice thereof to Purchaser and Escrow Agent. If, within five business days from receipt of such notice, Purchaser has not objected to the release of the Subsidiaries' Shares from escrow, Escrow Agent shall immediately deliver the Escrowed Instruments to Seller. Escrow Agent shall thereafter be discharged and have no liability or obligation to any person.

         3. EARLY RELEASE OF ESCROWED INSTRUMENTS. If Purchaser has entered into a definitive agreement for a Sale Transaction, Escrow Agent shall release the Escrowed Instruments in connection with the closing of such Sale Transaction in accordance with instructions delivered by Seller pursuant to the terms of
Section 3b of the Security Agreement.

         4. RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

                  a. Escrow Agent shall not be responsible for the performance by Purchaser or Seller of their respective obligations pursuant to the terms of the Purchase Agreement, the Security Agreement, the Note or any other agreements or instruments related thereto.

                  b. Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by it in good faith to be genuine and to assume (unless it has reason to believe otherwise) that any person purporting to give any notice or instruction in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so. Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions.

                  c. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrowed Instruments, which in its sole opinion, are in conflict with either other instructions received by it or any provision of this Escrow Agreement, it shall be entitled to hold the Escrowed Instruments in escrow pending the resolution of such uncertainty to Escrow Agent's sole satisfaction, by final judgment of a court of competent jurisdiction or otherwise; or Escrow Agent, at its option, may deposit the Escrowed Instruments in the registry of a court of

                         Page 2 of 5 of Escrow Agreement
competent jurisdiction in a proceeding to which all parties in interest are joined. Upon so depositing such funds and filing its complaint in interpleader, Escrow Agent shall be completely discharged and released from further liability under this Escrow Agreement or otherwise.

                  d. Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its bad faith, fraud or willful misconduct. Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in reasonable reliance upon the advice of such counsel. Any reasonable expenses incurred by Escrow Agent in connection with such consultation shall be reimbursed by Purchaser.

                  e. This Escrow Agreement sets forth exclusively the duties of Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent.

         5. INDEMNIFICATION. Purchaser and Seller agree, jointly and severally, to indemnify Escrow Agent, its partners, representatives, and agents (herein, jointly and severally the "Indemnitees") against, and hold Escrow Agent harmless from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable attorneys' fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought by any third party against the Indemnitees, arising out of or relating in any way to this Escrow Agreement or any transaction contemplated by this Escrow Agreement, or in the performance of its duties hereunder including, but not limited to, any interpleader action brought pursuant hereto. In any legal action to which Escrow Agent is a party, Purchaser and Seller expressly and specifically waive any claims for breach of contract against Escrow Agent.

         6. FEES AND EXPENSES OF ESCROW AGENT. Purchaser shall reimburse Escrow Agent for its out-of-pocket expenses incurred in the administration of the escrow arrangement contained in this Escrow Agreement.

         7. RESIGNATION OF ESCROW AGENT. Escrow Agent may resign upon 30 days' written notice to the other parties to this Escrow Agreement. If a successor escrow agent is not appointed within such 30-day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

         8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) on the date they are delivered if delivered in person; (b) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (c) on the date delivered by an overnight courier service; or (d) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.

                  If to Purchaser:        Thrift Ventures Inc.
                                          Attn:  Marc Douglas
                                          2920 Paddock Road
                                          Fort Lauderdale, Florida 33331

                  If to Seller:           Thrift Management, Inc.
                                          Attn:  Jay M. Haft, Director
                                          3141 W. Hallandale Beach Boulevard
                                          Hallandale, Florida 33009

                  If to Escrow Agent:     _________________________________

                                          _________________________________

                                          _________________________________


                         Page 3 of 5 of Escrow Agreement

         9. AMENDMENT. This Escrow Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement or any such amendment, supplement or modification is sought.

         10. ADDITIONAL ACTS. Each party hereby agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the purposes of this Escrow Agreement.

         11. GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         12. WAIVER. The failure of a party at any time to require performance of any provision of this Escrow Agreement will in no manner affect the right to enforce the same. The waiver by a party of any breach of any provision of this Escrow Agreement shall not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         13. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement on the day and year first above written.

         SELLER:                                  PURCHASER:

         THRIFT MANAGEMENT, INC.                  THRIFT VENTURES INC.


         By:                                      By:
            -----------------------------            -------------------------
         Name:                                    Name:
              ---------------------------            -------------------------
         Title:                                   Title:
               --------------------------            -------------------------


         ESCROW AGENT:

         [-----------------------------]


         By:
            -----------------------------
         Name:
            -----------------------------
         Title:
            -----------------------------

                         Page 4 of 5 of Escrow Agreement

                                    EXHIBIT A

                          LIST OF SUBSIDIARIES' SHARES

SUBSIDIARY NAME                             CERTIFICATE NO.       NO. OF SHARES
---------------                             ---------------       -------------

Thrift Shops of South Broward, Inc.
                                                 6                    500

Thrift Shops of West Dade, Inc.
                                                 4                    100

Hallandale Thrift, Inc.                          2                    500

North Broward Consignment, Inc.
                                                 2                    500

Thrift Shops of North Lauderdale,
Inc.                                             1                    100

Hallandale Thrift Management, Inc.
                                                 2                    100

Thrift Retail, Inc.                              1                    500

Thrift Export, Inc.                              1                    500

Thrift Holdings, Inc.                            1                    500

Collectiblesandart.com, Inc.                     1                    500

Thrift Management Canada, Inc.
                                                 1                  1,000


                         Page 5 of 5 of Escrow Agreement